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                                                                     EXHIBIT 4.2


                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                     (as amended through November 8, 2000)


                                   ARTICLE I.

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law as the same exists or may hereafter be amended ("Delaware Law") to be maintained in the State of Delaware may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by the Corporation.

         Section 2. Other Offices. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

         Section 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, at such time as may be determined from time to time by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chairman of the Board of Directors.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1993, shall be held to elect directors and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board of Directors, and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders for the purpose of electing such directors pursuant to the certificate of designation for such classes or series.

         Section 4. Notice of Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to

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vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 5. Quorum. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

         Section 6. Voting. (a) Unless otherwise provided in Delaware Law or the certificate of incorporation, each stockholder shall be entitled to one vote for each outstanding share of stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law or the certificate of incorporation, in all matters other than the election of directors, the vote of a majority of the shares of stock of the Corporation present, in person or by proxy, at a meeting of stockholders at which a quorum is present and then entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present, in person or by proxy, at a meeting of the stockholders at which a quorum is present and then entitled to vote on the election of directors.

                  (b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 7. Stockholders' List. (a) The officer who has charge of the stock ledger for the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  (b) Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.
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                  (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholders' list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 8. No Action by Consent. Whenever, and so long as, the Corporation is subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934 (or any successor law), any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

         Section 9. Organization. At each meeting of stockholders, the Chairman of the Board of Directors (or in his absence or if one shall not then be in office, another principal officer of the Corporation designated by the Board of Directors) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

         Section 10. Order of Business. The order of business at all meetings of stockholders shall be determined by the chairman of the meeting.

         Section 11. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of 90 days in advance of the annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Notwithstanding anything in these bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 11, he shall

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so declare to the meeting and the defective nomination shall be disregarded.
Notwithstanding the foregoing provisions of this Section 11, a stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

         Section 12. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholders meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of 90 days in advance of the annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this
Section 12. If the chairman of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 12, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

                                  ARTICLE III.

                                    DIRECTORS

         Section 1. General Powers. Unless otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. Number, Classes, Term of Office, Etc. (a) The Board of Directors shall consist of not less than three nor more than 15 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, except that directors initially designated as Class I directors shall serve for a term

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ending on the date of the 1993 annual meeting, directors initially designated as
Class II directors shall serve for a term ending on the date of the 1994 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1995 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected.

                  (b) No person may stand for election to, or be elected to, the Board of Directors or be appointed by the directors to fill a vacancy on the Board of Directors who shall have made, or be making, improper or unlawful use of the Corporation's confidential information, or who has interests which conflict materially with the interests of the Corporation. Directors need not be stockholders of the Corporation.

         Section 3. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors or, in the absence of a determination by the Board of Directors, by the Chairman of the Board of Directors.

         Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, within or without the State of Delaware, at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

         Section 6. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

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         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or by any two directors. Notice of special meetings of the Board of Directors shall be given to each director in such manner as is determined by the Board of Directors at least 24 hours before the time set for the meeting.

         Section 8. Order of Business. The order of business at all meetings of the board of directors shall be determined by the chairman of the meeting.

         Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. No director who is also an executive officer of the Corporation shall be appointed a member of the compensation committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution of the Board of Directors, the certificate of incorporation or these bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Delaware Law. A majority of the members of a committee shall constitute a quorum for the transaction of business unless a committee has only one member in which case such member shall constitute a quorum. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 10. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 11. Telephonic Meetings.

                  (a) Unless specifically authorized by the Chairman of the Board or the Chief Executive Officer of the Corporation, members of the Board of Directors shall participate in a meeting of the Board of Directors in person and not by means of conference telephone or similar communications equipment or other electronic manner of communication.

                  (b) Unless otherwise restricted by the certificate of incorporation or these bylaws, members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment or other electronic manner of communication by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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         Section 12. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 13. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

         Section 14. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         Section 15. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursements of expenses; provided, however, that no such compensation or fees shall be paid to directors who are also employees of the Corporation.

         Section 16. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the certificate of designation for such classes or series, and such directors so elected shall not be subject to the provisions of Section 2, 13 and 14 of this Article III unless otherwise provided therein.

                                   ARTICLE IV.

                                    OFFICERS

         Section 1. Officers Generally. The executive officers of the Corporation shall be appointed by the Board of Directors. In addition, the Corporation shall have a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book to be kept for that purpose. The Corporation also may have such other officers, including a President, one or more Vice Presidents and a Treasurer, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more officers.

         Section 2. Election, Term of Office and Remuneration. The officers of the Corporation referred to in Section 1 shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified or until his earlier

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death, resignation or removal. Any vacancy in any such office shall be filled in such manner as the Board of Directors shall determine.

         Section 3. Subordinate Officers. In addition to the officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers and Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any executive officer the power to appoint and to remove any such subordinate officers, agents or employees.

         Section 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to an executive officer if the Board of Directors has delegated to such executive officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Powers and Duties. The Board of Directors may designate an officer as the chief executive officer. The chief executive officer shall, subject to the direction and control of the Board of Directors, be the general manager of, and supervise and direct, the business and affairs of the Corporation and the conduct of the officers of the Corporation. The other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or the chief executive officer.

                                   ARTICLE V.

                               GENERAL PROVISIONS

         Section 1. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) If no record date is fixed by the Board of Directors (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which

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dividends may be paid either in cash, securities of the Corporation or in other property.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31 each year.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 5. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

         Section 6. Amendments. Except as otherwise provided in the certificate of incorporation, the board of directors or the stockholders shall have the power to adopt, amend or repeal these bylaws.

         Section 7. Construction. Unless the context specifically requires otherwise, any reference in these bylaws to the masculine gender shall include the feminine and neuter genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.

         Section 8. Indemnification. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred by this Section shall also include the right to be paid by the Corporation the expenses incurred in connection with such proceeding in advance of its final disposition to the fullest extent permitted by Delaware Law. The right to indemnification conferred by this Section shall be a contract right and shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.